Exhibit 13.1

Certification

May 20, 2013

The certification set forth below is being submitted to the Securities and Exchange Commission in connection with the Annual Report on Form 20-F for the year ended December 31, 2011 initially filed on May 1, 2012, as amended by Amendment No. 1 on Form 20-F/A filed on May 4, 2012, Amendment No. 2 on Form 20-F/A filed on July 11, 2012, Amendment No. 3 on Form 20-F/A filed on July 24, 2012 and this Amendment No. 4 on Form 20-F/A filed on the date hereof (the “Report”), for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Jordan Wu, President and Chief Executive Officer of Himax Technologies, Inc., and Jackie Chang, Chief Financial Officer of Himax Technologies, Inc., each certifies that, to the best of his or her knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Himax Technologies, Inc.

By:	/s/ Jordan Wu
	Name:	Jordan Wu
	Title:	President and Chief Executive Officer

By:	/s/ Jackie Chang
	Name:	Jackie Chang
	Title:	Chief Financial Officer